                                                                    Exhibit 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Sterling Software, Inc. (the "Company"), in connection with the Sterling Software, Inc. Deferred Compensation Plan of our report dated November 20, 1996, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                              ERNST & YOUNG LLP


Dallas, Texas

October 8, 1997